EXHIBIT 10-143.04

Bhote Koshi Power Company Pvt. Ltd.
c/o Panda Energy International
Mr. Rhett Hurless
4100 Spring Valley Road, Suite 1001
Dallas, Texas 75244
U.S.A

                                                               September 8, 1999

Dear Mr. Hurless,

ADJUSTMENTS TO THE LOAN AGREEMENT DATED DECEMBER 12, 1997

We refer to the Loan Agreement between your company and DEG dated December 12, 1997 (the "Loan Agreement"), in particular to the Special Conditions of said agreement and our letter of February 1999 in which we informed you about the introduction of the Euro and its effect on our business relationship.

As of January 1, 2000, DEG will transfer its accounting system into Euro. Referring to the Definition of "DM" or "Deutsche Mark" in the Loan Agreement we hereby notify you that as of March 15, 2000 payments under the Loan Agreement shall only be made in Euro.

From this date onwards any amount outstanding under or expressed in the Loan Agreement in Deutsche Mark shall be substituted by its Euro equivalent. The conversion rate is 1 EUR= 1.95583 DEM.

In the course of the introduction of the Euro the interest determination method in Germany has changed to actual/actual. Consequently the following adjustment of the Loan Agreement has become necessary:

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Article 3 Section 3.3 (interest): The last sentence shall read as follows:

"Interest payable in respect of each calendar day shall be calculated by dividing annual interest due by the actual number of days of the year."

We kindly ask you to confirm the perusal of the adjustments by returning to us the duplicate of this letter duly signed by your authorized representative(s).

Yours sincerely,

DEG - Deutsche Investitions- und
Entwicklungsgesellschaft mbH

ROLF GRUNWALD                                BERND PARTING
Rolf Grunwald                                Bernd Parting

We have taken notice of the above adjustments to the Loan Agreement

Dallas, October 25, 1999.

TED HOLLON                                   RHETT HURLESS
Ted Hollon                                   Rhett Hurless
Sr. Vice President                           Project Manager